Exhibit 10.19

April 20, 2022

PharMerica Corporation

1901 Campus Place

Louisville, KY 40299

Attn: Robert Dries

RE:	WBAD - Membership Agreement

Dear Mr. Dries:

In connection with that WBAD - Membership Agreement, dated May 30, 2018 (“Agreement”) by and between PharMerica Corporation (“PharMerica”) and Walgreens Boots Alliance Development GmbH (“WBAD”), WBAD and PharMerica wish to amend the Agreement as follows. Capitalized terms not defined herein have the meaning provided in the Agreement.

1. Pursuant to Section 7.D. of the Agreement, the Parties agree that Section 4.A. of the Agreement is hereby amended and restated in its entirety as follows:

“Term. This Agreement shall be effective as of the Effective Date and will continue until the earlier of the following: (i) August 31, 2029; or (ii) the end of the ABC Distribution Agreement (the “Initial Term”), unless sooner terminated under the terms of this Agreement.”

2. Except as expressly set forth herein, all other terms and conditions of the Agreement, shall remain in full force and effect.

3. The provisions of Section 7.1. (Counterparts) and Section 7.L. (Governing Law) of the Agreement shall apply to this letter agreement, mutatis mutandis.

Agreed to and accepted this as of the first date written above.

WALGREENS BOOTS ALLIANCE DEVELOPMENT GMBH		PHARMERICA CORPORATION

By:	/s/ John Donovan	By:	/s/ Robert E Dries
Name:	John Donovan	Name:	Robert E. Dries
Title:	President	Title:	President